UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 12, 2007

GLOBAL PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-32593	74-3140887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 9161

800 South Street

Waltham, Massachusetts 02454-9161

(Address of Principal Executive Offices)

(781) 894-8800
(Registrant’s telephone number, including area code)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

        ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.              Other Events

On November 9, 2007, Global Companies LLC (“Global Companies”), a wholly owned subsidiary of Global Partners LP (the “Partnership”), entered into agreements with New England Petroleum Terminal, LLC (“NEPT”) to sublease two refined petroleum products terminals located at the Port of Providence in the City of Providence, Rhode Island.  Both terminals have access to deepwater marine facilities.

One of the terminals is scheduled to open for business in December 2007 and will provide the Partnership with approximately 244,000 barrels of dedicated storage for distillates and biofuels.  Global Companies is building approximately 230,000 barrels of dedicated storage for residual fuels at the second terminal, which storage is scheduled to be available in the first half of 2008.

A copy of the Partnership’s press release announcing the transaction is attached hereto as Exhibit 99.1 and incorporated herein in its entirety.

The information furnished pursuant to Item 8.01 in this report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of that section, unless the Partnership specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act.

Item 9.01.              Financial Statements and Exhibits

                In accordance with General Instruction B.2 of Form 8-K, the information set forth in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, unless the Partnership specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act.

(d)	Exhibit

99.1*	Global Partners LP Press Release dated November 12, 2007

* Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL PARTNERS LP
	By:	Global GP LLC,
its general partner

Dated: November 13, 2007		By:	/s/ Edward J. Faneuil
Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1*	Global Partners LP Press Release dated November 12, 2007

* Furnished herewith